Exhibit 10.48
THIRD AMENDMENT TO SPLIT-DOLLAR AGREEMENT BETWEEN
MASTEC, INC. AND JORGE MAS
DATED DECEMBER 1, 2002
     This Amendment made and entered into this 6th day of January, 2006, effective as of January 1, 2005, by and between MasTec, Inc., a Florida corporation, with principal offices and place of business in the State of Florida (the “Corporation”) and the Jorge Mas Irrevocable Trust (the “Assignee”).
     WHEREAS, the Corporation and Jorge Mas, an individual residing in the state of Florida (the “Employee”), entered into a Split-Dollar Agreement on December 1, 2002, effective as of September 13, 2002 (the “Agreement”), to govern the rights and obligations of the parties with respect to that certain life insurance policy issued by John Hancock Variable Life Insurance Company, insuring the life of the Employee (the “Policy”), which Policy is described in Exhibit A of the Agreement;
     WHEREAS, on December 1, 2002, in accordance with paragraph 11 of the Agreement, the Employee absolutely and irrevocably assigned all of his right, title and interest in and to the Agreement to the Assignee; and
     WHEREAS, in accordance with paragraph 13 of the Agreement, the parties desire to amend the Agreement to modify certain of their respective rights and obligations with respect to such Policy;
     NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto hereby amend the Agreement, as follows, effective as of January 1, 2005.
     1. Paragraph 2 is amended by adding the following sentence immediately following the first sentence thereof:

Three-fourths of the Policy is subject to this Agreement, the balance of the Policy is key person insurance, owned by and payable to the Corporation; all references herein to the Policy shall be to the portion thereof which is subject hereto.
     2. Paragraph 7b is amended by deleting the first sentence thereof, and substituting the following in lieu thereof:
Upon the death of the Employee, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the greater of (i) the total amount of the premiums paid by it hereunder plus 4% compounded annually, or (ii) the aggregate cash value of the Policy (excluding surrender charges or other similar charges or reductions) immediately before the death of the Employee (the “Corporation’s Death Benefit”).
     3. Paragraph 8 is amended by deleting the paragraph in its entirety, and substituting the following in lieu thereof:
     8. Termination of the Agreement During the Employee’s Lifetime. This Agreement shall terminate, during the Employee’s lifetime, without notice, upon the occurrence of any of the following events: (a) the Corporation’s (i) bankruptcy (with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A)), or (ii) dissolution taxed under Section 331 of the Internal Revenue Code of 1986, as amended (“Code”); or (b) the date of a change in control, within the meaning of Code Section 409A, due to (i) one person, or more than one person acting as a group, acquiring ownership of stock of the Corporation constituting more than 50% of the total fair market value or total voting power of such stock, or (ii) a majority of the Corporation’s board of directors being replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Corporation’s board of directors prior to the date of such appointment or election.
     4. The second sentence of paragraph 9a is amended by deleting the sentence in its entirety, and substituting the following in lieu thereof:
The purchase price for the Policy shall be the greater of (i) the total amount of the premiums paid by the Corporation hereunder plus 4% compounded annually, or (ii) the then aggregate cash value of the Policy (excluding surrender charges or other similar charges or reductions).

     5. Except as herein amended, the parties hereby ratify and confirm the Agreement in all respects, effective as of January 1, 2005.

MASTEC, INC.
By /s/ Austin Shanfelter
Austin Shanfelter, President
"Corporation"

Attest
/s/ Alberto de Cardenas
Secretary

/s/ Jorge Mas
Trustee, Jorge Mas Irrevocable Trust
"Assignee"